UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

IMPINJ, INC.

(Name of Registrant as Specified In Its Charter)

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Impinj, Inc.

400 Fairview Avenue N., Suite 1200

Seattle, WA 98109

June 8, 2020

AMENDMENT TO THE PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS OF

IMPINJ, INC.

TO BE HELD ON WEDNESDAY, JUNE 10, 2020

On April 29, 2020, Impinj, Inc. filed with the Securities and Exchange Commission its definitive proxy statement (the “Proxy Statement”) for the 2020 annual meeting of stockholders to be held on June 10, 2020 (the “Annual Meeting”).

This Amendment No. 1 is filed to amend the Proxy Statement by correcting errors in the disclosure relating to the term of the nominees for Class I directors up for election at the Annual Meeting. Except as described in this Amendment No. 1, the information provided in the Proxy Statement continues to apply. If information in this Amendment No. 1 differs from or updates information contained in the Proxy Statement, then the information in this Amendment No. 1 is more current and supersedes the different information contained in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. This Amendment No. 1 should be read in conjunction with the Proxy Statement.

As described in Proposal No. 3 of the Proxy Statement, our board of directors has voted to approve, and to recommend that our stockholders approve, an amendment to our certificate of incorporation to declassify the board of directors over a three-year period beginning at the 2021 annual meeting of stockholders and make other ministerial corrections. To effect the declassification of our board of directors, we must amend Article IV of our certificate of incorporation. The text of Article IV has been marked to show the proposed deletion and inserts and is included in Annex A attached to the Proxy Statement.

The amendment to our certificate of incorporation would not affect the terms of directors elected prior to the effectiveness of the amendment (including the terms of the directors elected at the Annual Meeting). As a result:

•	the three-year term for Class II directors elected at the 2018 annual meeting of stockholders will expire at the 2021 annual meeting of stockholders;

•	the three-year term for Class III directors elected at the 2019 annual meeting of stockholders will expire at the 2022 annual meeting of stockholders; and

•	the three-year term for Class I directors elected at the Annual Meeting will expire at the 2023 annual meeting of stockholders.

The notice of meeting included in the Proxy Statement and pages 2 and 8 of the Proxy Statement incorrectly state that the terms for which Chris Diorio, Ph.D. and Gregory Sessler have been nominated for election at the Annual Meeting as Class I directors will expire at the 2021 annual meeting of stockholders. As set forth above, the terms for which the Class I director nominees have been nominated for election at the Annual Meeting will expire at the 2023 annual meeting of stockholders.